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                                                                  Exhibit 23(ii)


              Information Regarding Consent of Arthur Andersen LLP

     This Annual Report on Form 10-K is incorporated by reference into the following registration statements of NACCO Industries, Inc. (the "Company"):
Registration Statement on Form S-8 (File No. 33-52660); and Registration Statement on Form S-4 (File No. 33-3422) (collectively, the "Registration Statements").

     The Company dismissed Arthur Andersen LLP ("Andersen") as its independent auditors effective May 8, 2002. Additional information regarding the Company's dismissal of Andersen is available in the Company's Current Report on Form 8-K filed as of May 10, 2002. Andersen ceased practicing before the Securities and Exchange Commission (the "SEC") in 2002. As a result, the Company has been unable to obtain Andersen's written consent to the incorporation by reference into the Registration Statements of their audit report with respect to the Company's consolidated financial statements as of and for the periods ended December 31, 2001 and December 31, 2000 (the "Financial Statements"). The Company has dispensed with the requirement to file Andersen's consent in reliance upon Rule 437a of the Securities Act of 1933 (the "Securities Act").

     Under most circumstances a registrant must obtain and file the consent of its accountants contemporaneously with the filing of any registration statement that includes audited financial statements or upon the filing of audited financial statements that are incorporated by reference into such a registration statement. By granting such a consent, accounting firms become exposed to liability under Section 11(a) of the Securities Act. Section 11(a) of the Securities Act provides that any person acquiring a security pursuant to a registration statement may assert a claim against, among others, an accountant who has consented to be named in the registration statement as having prepared or certified any part of the registration statement or as having prepared or certified any report for use in connection with the registration statement. Because the Company has not obtained the consent of Andersen to the incorporation by reference of the Financial Statements into the Registration Statements, investors may not be able to pursue claims against Andersen under
Section 11(a) of the Securities Act for any purchases of securities pursuant to the Registration Statements.